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                                                                       Exhibit j


                                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post Effective Amendment No. 7 to the Registration Statement on Form N-1A (File No. 333-5863) (Registration Statement) of our report dated February 7, 2001, relating to the financial statements and financial highlights which appear in the December 31, 2000 Annual Report to Shareholders of Columbia Small Cap Fund, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Accounting Services", "Financial Statements" and "Financial Highlights" in such Registration Statement.

PricewaterhouseCoopers LLP

Portland, Oregon
February 20, 2001